Exhibit 99.1

Hertz Global Holdings Announces Rights Offering for Common Stock

June 13, 2019

ESTERO, Fla., June 13, 2019 -- Hertz Global Holdings, Inc. (NYSE: HTZ) (“Hertz Global” or the “Company”) today announced that its board of directors has approved a rights offering to raise proceeds of up to $750 million. Pursuant to the rights offering, each stockholder of the Company will receive one transferable subscription right (“right”) for each share of common stock held as of 5:00 p.m., Eastern Time, on June 24, 2019 (the “record date”). The rights offering will be made only by means of a prospectus, and this announcement does not constitute an offer to sell, or a solicitation of an offer to buy, any of the Company’s securities.

SUMMARY OF THE TERMS OF THE OFFERING

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Each right entitles the holder to purchase 0.688285 shares of our common stock (the “basic subscription right”), at the subscription price of $12.95 per whole share of common stock (the “subscription price”).

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Rights holders who fully exercise their basic subscription rights will be entitled to subscribe for additional shares of the Company’s common stock that remain unsubscribed as a result of any unexercised basic subscription rights (the “over-subscription right”). The over-subscription right allows a rights holder to subscribe for additional shares of the Company’s common stock at the subscription price on a pro rata basis.

•	No fractional shares of common stock will be issued in the rights offering. Any fractional shares of common stock created by the exercise of the rights will be rounded down to the nearest whole share.

•	The distribution of the rights is expected to commence on June 26, 2019 to stockholders of record as of the record date.

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Trading in the rights on the New York Stock Exchange (the “NYSE”) is expected to begin on a “when-issued” basis on June 20, 2019 under the symbol “HTZ RTWI”. Trading in the rights on the NYSE is expected to begin on a “regular way” basis on June 27, 2019 under the symbol “HTZ RT” and continue until the close of trading on the NYSE on July 11, 2019 (or if the offer is extended, on the business day immediately prior to the extended expiration date).

•	The rights offering expires at 5:00 p.m., Eastern Time, on July 12, 2019 (the “expiration date”), unless extended by the Company.

The subscription agent for the rights offering will send a rights certificate to each registered holder of the Company’s common stock as of the close of business on the record date, based on the Company’s stockholder registry maintained at the transfer agent for its common stock. Holders of shares of common stock in “street name” through a brokerage account, bank, or other nominee will not receive a physical rights certificate, and instead, such holders must instruct their broker, bank, or nominee whether or not to exercise subscription rights on their behalf. For any questions or further information about the rights offering, please call Georgeson LLC, the information agent for the rights offering, at (888) 607-6511 (toll‑free).

The rights offering will be made pursuant to the Company’s effective shelf registration statement on Form S-3 (Reg. No. 333- 231878) on file with the Securities and Exchange Commission (the “SEC”) and a prospectus supplement to be filed with the SEC prior to the commencement of the rights offering.

The information herein is not complete and is subject to change. This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the rights, common stock or any other securities, nor will there be any sale of the rights, common stock or any other securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. This document is not an offering, which can only be made by a prospectus. The base prospectus contains this and additional information about the Company and the prospectus supplement will contain this and additional information about the rights offering, and should be read carefully before investing. For any questions or further information about the rights offering, or to obtain a prospectus supplement and the accompanying prospectus, when available, please contact Georgeson LLC, the information agent for the rights offering, at (888) 607-6511 (toll‑free).

RIGHTS OFFERING WEBCAST

On June 13, 2019 at 8:30 a.m., Eastern Time, the Company will conduct a live webcast and conference call to discuss the rights offering, which can be accessed through a link on the Investor Relations section of the Hertz website, IR.Hertz.com, or by dialing (800) 230-1074 or (612) 234-9960. Certain financial information relating to the Company’s second quarter 2019 outlook will be discussed on the webcast and is included in the prospectus supplement to be filed related to the rights offering. The webcast will include discussion of a non-GAAP financial measure that is detailed in the prospectus supplement to be filed related to the rights offering.

ABOUT HERTZ

The Hertz Corporation, a subsidiary of Hertz Global Holdings, Inc., operates the Hertz, Dollar and Thrifty vehicle rental brands in approximately 10,200 company-owned, licensee and franchisee locations throughout North America, Europe, the Caribbean, Latin America, Africa, the Middle East, Asia, Australia and New Zealand. The Hertz Corporation is one of the largest worldwide vehicle rental companies. Product and service initiatives such as Hertz Gold Plus Rewards, Ultimate Choice, Carfirmations, Mobile Wi-Fi and unique vehicles offered through its specialty collections set Hertz apart from the competition. Additionally, The Hertz Corporation owns the vehicle leasing and fleet management leader Donlen Corporation, operates the Firefly vehicle rental brand and Hertz 24/7 car sharing business in international markets and sells vehicles through Hertz Car Sales.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this release include "forward-looking statements." Forward-looking statements include information concerning the rights offering, the Company's liquidity and its possible or assumed future results of operations, including descriptions of its business strategies. These statements often include words such as "believe," "expect," "project," "potential," "anticipate," "intend," "plan," "estimate," "seek," "will," "may," "would," "should," "could," "forecasts" or similar expressions. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate in these circumstances. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company's actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Forms 10-K, 10-Q and 8-K filed or furnished to the Securities and Exchange Commission ("SEC").

Among other items, such factors could include: whether the Company will distribute rights on June 26, 2019 to its stockholders of record; whether stockholders of record will have until July 12, 2019 to exercise their rights; the Company’s expectations that the rights will be admitted for trading on the NYSE; the expiration date of the rights offering; the levels of travel demand, particularly with respect to airline passenger traffic in the United States and in global markets; the effect of the Company's separation of its vehicle and equipment rental businesses, any failure by Herc Holdings Inc. to comply with the agreements entered into in connection with the separation and the Company's ability to obtain the expected benefits of the separation; significant changes in the competitive environment and the effect of competition in the Company's markets on rental volume and pricing, including on the Company's pricing policies or use of incentives; occurrences that disrupt rental activity during the Company's peak periods; the Company's ability to accurately estimate future levels of rental activity and adjust the number and mix of vehicles used in its rental operations accordingly; increased vehicle costs due to declines in the value of the Company's non-program vehicles; the Company's ability to maintain sufficient liquidity and the availability to it of additional or continued sources of financing for its revenue earning vehicles and to refinance its existing indebtedness; the Company's ability to purchase adequate supplies of competitively priced vehicles and risks relating to increases in the cost of the vehicles it purchases; the Company's ability to adequately respond to changes in technology and customer demands; the Company's ability to retain customer loyalty and market share; the Company's recognition of previously deferred tax gains on the disposition of revenue earning vehicles; an increase in the Company's vehicle costs or disruption to its rental activity, particularly during its peak periods, due to safety recalls by the manufacturers of its vehicles; the Company's access to third-party distribution channels and related prices, commission structures and transaction volumes; the Company's ability to execute a business continuity plan; a major disruption in the Company's communication or centralized information networks; a failure to maintain, upgrade and consolidate the Company's information technology networks; financial instability of the manufacturers of the Company's vehicles; any impact on the Company from the actions of its franchisees, dealers and independent contractors; the Company's ability to sustain operations during adverse economic cycles and unfavorable external events (including war, terrorist

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acts, natural disasters and epidemic disease); shortages of fuel and increases or volatility in fuel costs; the Company's ability to maintain favorable brand recognition and a coordinated branding and portfolio strategy; the Company's ability to maintain an effective employee retention and talent management strategy and resulting changes in personnel and employee relations; costs and risks associated with litigation and investigations; risks related to the Company's indebtedness, including its substantial amount of debt, its ability to incur substantially more debt, the fact that substantially all of its consolidated assets secure certain of its outstanding indebtedness and increases in interest rates or in its borrowing margins; the Company's ability to meet the financial and other covenants contained in its senior credit facilities and letter of credit facility, its outstanding unsecured senior notes, its outstanding senior second priority secured notes and certain asset-backed and asset-based arrangements; changes in accounting principles, or their application or interpretation, and the Company's ability to make accurate estimates and the assumptions underlying the estimates, which could have an effect on operating results; risks associated with operating in many different countries, including the risk of a violation or alleged violation of applicable anticorruption or antibribery laws and the Company's ability to repatriate cash from non-U.S. affiliates without adverse tax consequences; the Company's ability to prevent the misuse or theft of information it possesses, including as a result of cyber security breaches and other security threats; changes in the existing, or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations, such as the adoption of new regulations under the Tax Cuts and Jobs Act, where such actions may affect the Company's operations, the cost thereof or applicable tax rates; risks relating to the Company's deferred tax assets, including the risk of an "ownership change" under the Internal Revenue Code of 1986, as amended; the Company's exposure to uninsured claims in excess of historical levels; fluctuations in interest rates and commodity prices; the Company's exposure to fluctuations in foreign currency exchange rates and other risks and uncertainties described from time to time in periodic and current reports that the Company files with the SEC.

Additional information concerning these and other factors can be found in the Company's filings with the SEC, including the prospectus supplement to be filed with the SEC relating to the rights offering, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information: Investor Relations: Leslie Hunziker, (239) 301-6800, investorrelations@hertz.com or Media: Hertz Media Relations, (239) 301-6300, mediarelations@hertz.com

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